                                                        Lease to - EXHIBIT 10.11

                          SALEM BANK AND TRUST, N.A.
--------------------------------------------------------------------------------
TELEPHONE (540) 387-0223            P.O. BOX 979           SALEM, VIRGINIA 24153



May 14,1998



Radsue Texas Bar-B-Q
110 East Main Street
Salem, VA 24153

Dear Rad & Sue:

This letter will confirm the renewal of your lease at the current terms and conditions through April 30, 2000.

We are pleased that you decided to continue your lease with us.

Sincerely,

Gill R. Roseberry

Senior Vice President & Cashier

GRR/Ibw-

                             RADSUE TEXAS BAR-B-Q
                   110 E. Main Salem, VA 24153 540-389-7352



April 28, 1998

Gill R. Roseberry
Senior Vice President & Cashier
Salem Bank & Trust, N.A.
P.0. Box 979
Salem, VA 24153

Dear Gill:

This letter is pursuant to our recent conversations. We know that you have had other matters on your mind but we need to confirm our lease situation for the next two years.

We hereby acknowledge that we will be renewing our lease at 110 East Main Street, Salem Virginia for an additional two (2) years at our current lease rate. The lease will run from May 1, 1998 to April 30, 2000.

Looking forward to our continuing presence in your building we remain

Sincerely yours,



___________________,                         ___________________
Radford Thomas                               Sue S. Thomas

                               ADDENDUM TO LEASE
                            OLDE NEWBERRY BUILDING



     THIS ADDENDUM TO LEASE is made this _____ day of ________,1993 by SALEM BANK & TRUST, N. A. (hereinafter referred to as "Landlord") and RADFORD THOMAS and SUE S. THOMAS (hereinafter referred to as "Tenant").

                                  WITNESSETH
                                  ----------

     WHEREAS, by Lease dated February 19, 1992 (herein "Lease"), certain premises (herein "Leased Premises") in the Olde Newberry Building, 110 East Main Street, Salem, Virginia 24153, were leased by Downtown East Realty, Inc. to the Tenant; and

     WHEREAS, subsequent to said Lease, the Leased Premises were sold to Salem Bank & Trust, N. A., and the Lease was assigned by Downtown East Realty, Inc. to Salem Bank & Trust, N. A.; and

     WHEREAS, the Landlord has agreed to lease to Tenant and the Tenant has agreed to lease from Landlord certain additional premises in the said Olde Newberry Building.

     NOW, THEREFORE, IN CONSIDERATION of the covenants herein contained, the parties hereto agree as follows:

     1. In addition to the Leased Premises, the Landlord hereby leases to Tenant and the Tenant hereby leases from the Landlord the space adjacent, and just South of, the Leased Premises, as shown on Appendix A to the Lease (herein "Additional Leased Premises").

     2. In addition to the rent due and payable under the terms of the Lease, the Tenant shall pay as Annual Rent on the Additional Leased Premises for each Lease Year of the term hereof, the sum of $_________ payable in equal monthly installments of $__________,_ the first monthly installment to be made on the commencement date of this Lease and the second and all subsequent monthly payments to be made on the first day of each and every calendar month after the commencement date.

     3. All other terms of the Lease shall be binding upon the Landlord and Tenant and the terms of the Lease are hereby incorporated by reference and made a part hereof. These terms include, but are not limited to, the Consumer Price Index Adjustment provision as contained in the Lease.

     4. The Lease of the Additional Leased Premises shall commence on ________ _____, 1993 and expire at 11:59 p.m. on April 30, 1994.

     WITNESS the following the signatures and seals:

                              SALEM BANK & TRUST, N. A.


                              By___________________________________
                                   Its


                              _____________________________________
                              Radford Thomas



                              _____________________________________
                              Sue S. Thomas

                                     LEASE

                            OLDE NEWBERRY BUILDING


     THIS LEASE is made this 19th day of February, 1992, by Downtown East
                             ----        --------  ----
Realty, Inc. (hereinafter referred to as "LANDLORD"), and Radford Thomas and Sue
                                                          ----------------------
S. Thomas (hereinafter referred to as "Tenant").
---------


                                  WITNESSETH

     Landlord hereby rents to Tenant and Tenant hereby rents from Landlord the leased premises described, upon the following terms and conditions:

     1.   Leased Premises: Landlord hereby leases to Tenant, and Tenant hereby
          ---------------
leases from Landlord, for the term and upon the conditions hereinafter provided, that certain storeroom, located in the Olde Newberry Building, 110 East Main Street, Salem, Virginia 24153 (hereinafter referred to as the "Center"), 764
                                                                         ---
square feet, such space being hereinafter referred to as the "Leased Premises", and outlined in Red on Exhibit A attached hereto.

     2.   Terms: The term of this Lease shall commence on May 1, 1992 and expire
          -----                                           -----------
at 11:59 o'clock p.m. April 30, 1994
                      --------------

     3.   Use of Leased Premises: The leased premises shall be used and promptly
          ----------------------
occupied by Tenant for the purpose of A Restaurant. Tenant shall not use or
                                      ------------
knowingly permit any part of the leased premises to be used for any unlawful purpose. Tenant agrees to comply with all federal, state, county and municipal laws and ordinances and all rules and regulations and order of any duly constituted authority, present or future, which affect the conduct of Tenant's business on the leased premises.

     4.   Option to Renew: Tenant may, at its option, so long as it is not in
          ---------------
default under any of the terms hereof, upon written notice to Landlord more than six (6) months prior to the end of the preceding term, renew this lease for one
                                                                            ---
(1) consecutive term(s) upon the same terms and conditions for two (2) years.
---                                                            -------

     5.   Rent: Tenant shall pay as Annual Rent for the Leased Premises for each
          ----
"Lease Year" of the term hereof the sum of $4,375.36 (Four Thousand Three
                                           ------------------------------
Hundred Seventy-Five Dollars & thirty-six cents) payable in equal monthly
------------------------------ -----------------
installments, in advance of $364.61 (Three Hundred Sixty-Four Dollars and sixty-
                            ---------------------------------------------------
one Cents) the first monthly installment to be made upon the Commencement Date
--------------
of this lease, and the second and all subsequent monthly payments to be made on the first day of each and every calendar month after the Commencement Date. Tenant shall pay rent to Landlord at 508 East Main Street, Salem, Virginia 24153, or to such other party and address as Landlord may designate from time to time by written notice to Tenant, without demand and without deduction, set-off or counterclaim. If Landlord shall at any time or times accept said rent after it shall become due and payable, such acceptance shall not excuse delay upon subsequent occassions, or constitute or be construed as, a waiver of any or all Landlord's rights hereunder.

     6.   Consumer Price Index Adjustment: Each calendar year during the
          -------------------------------
original term and any extension of the term of the lease, the annual rent shall be adjusted using the preceding calendar year just ended as the base year and averaged monthly, increase in the base year in accordance with changes in the cost of living which shall be determined by the U.S. Consumer Price Index - "All Items" - as compiled by the U.S. Department of Labor or an index substituted for it by the U.S. Government. In no event, however, shall the monthly basic rent be reduced to an amount less than the initial monthly basic rent in effect as of the Commencement Date of this Lease nor shall the increase exceed, in any one given year, Four Percent (4%) of the then existing annual rental payments.

     7.   Hours: Tenant shall open for business no later than 11:00 a.m. each
          -----
day and close no earlier than 4:00 p.m. on weekdays; and open for business no later than 12:00 noon and close no earlier than 3:00 p.m. on Saturdays, except that Tenant is not required to remain open on Sundays or legal holidays.

Hours are subject to change.

     8.   Utilities: The utilities, included in the annual rental, required for
          ---------
the operation of the leased premises, include electricity, natural gas, sewage treatment and water. The cost of Tenant's phone service, however, is not included and is the responsibility of each tenant.

     9.   Taxes and Insurance: Included in the annual rental is a charge of
          -------------------
$173.36 per year to cover Tenant's pro rata share of all real estate and
-------
personal property taxes, fire and extended coverage insurance for the entire premises including the Landlord's public liability and business interruption insurance.

     10.  Pro rata Share: Pro rata share shall mean the ratio expressed as a
          --------------
percentage of the Tenant's leased area of the premises to the entire rentable area in the building. For the purpose of this lease, the Tenant's leasable area is Four (4%)
   ---------

     11.  Taxes and Insurance Escalations: Each calendar year the Tenant shall
          -------------------------------
be provided by the Landlord with a detailed statement of all taxes and insurance
                   --------
costs.

          Recognizing that the costs mentioned above in paragraphs 8, 9 & 11 will vary from year to year, the Tenant and Landlord agree that the rent will be adjusted to reflect any increases or decreases provided, however, that any insurance increase is not due to the negligence of the Landlord.

          If there was an overpayment by the Tenant during the previous year, the Landlord will repay the Tenant for such overpayment. If there was an underpayment by the Tenant during the previous year, then within 30 days upon presentation of statement to Tenant by Landlord, Tenant shall pay Landlord for such underpayment and annual rent shall be adjusted upward by an amount of the previous year's shortage to cover the escalated costs.

          Calculations for utility costs included in the annual calendar year rental are based upon the Tenant's premises being used 55 hours per week and a connected electrical load of __________ watts. Should the hours be greater than 55 or the electrical load of exceed ___________ watts, then the Tenant shall pay a surcharge to cover such excess.

     12.  Lease Year - Calendar Year: The term "lease year" shall mean the
          --------------------------
twelve (12) month period beginning on the first day of the first full month of the initial term of this lease and ending on the last day of each twelfth (12th) month thereafter. If there shall be a period at the beginning or the ending of the Tenant's term which is less than the full twelve (12) month calendar year (beginning January 1 and ending December 31), then such shorter periods shall be considered a separate calendar year and the calendar year costs prorated for purposes of determining the amount of the charge for such shorter periods.

     13.  Indemnity and Public Liability Insurance: The Tenant agrees to
          ----------------------------------------
indemnify and save harmless the Landlord from and against all claims of whatever arising from any act, omission, or negligence of the Tenant, or the Tenant's contractors, licensees, agents, servants, or employees, or arising from any accident, injury or damage whatsoever, caused to any person, or to the property of any person occurring during the term hereof in or about the Tenant's leased premises where such accident, damage or injury results or is claimed to have resulted from an act, omission or negligence on the part of the Tenant or the Tenant's agents or employees.

          Tenant agrees to maintain in full force during the term hereof, a policy of public liability and property damage insurance under which Landlord (and such other persons as are in privity of estate with the Landlord as may be sent out in notice from time to time) is named as additional named insured with the Tenant. Each such policy shall be noncancellable with respect to the prior written notice to the Landlord, and a duplicate original or certificate thereof shall be delivered to the Landlord from the insurance agent no later than 30 days after commencement date of lease. The minimum limits of liability of such insurance shall be $500,000.00 for injury (or death) to any one person, and
                   -----------
$1,000,000.00 for injury (or death) to more than one person, and $50,000.00 with
-------------                                                    ----------
respect to property. The above limits are subject to the Tenant's ability to obtain such coverage through normal course of business.

     14.  Other Insurance: The Landlord shall keep the leased premises insured
          ---------------
against loss or damage by fire, with the usual extended coverage endorsement and such other insurance as the then holder of the first mortgage may require, in amounts not less than eighty (80%) percent of the full insurable value thereof.

          The Tenant agrees that it shall keep its fixtures, merchandise and equipment insured against loss or damage with the usual extended coverage endorsement. It is understood and agreed that the Tenant assumes all risk of damage to its own property arising from any cause whatsoever, including, without limitation, loss by theft or otherwise.

     15.  Sign: Tenant may erect one (1) interior window sign to be located in
          ----
the front window (in space provided) facing main street. The sign shall be subject to the approval of the Landlord as to location, size and design, and shall be purchased, erected and maintained at the expense of the Tenant. Tenant shall not erect or paint any other sign without prior written approval from Landlord which shall not be unreasonably withheld.

          Menu:  A menu is to be placed in a framed, plastic covered unit to be
          ----
secured to the inside of the building, in the window, as noted in Appendix A.

          Texas Flag: A 3'x 51 Texas Flag will be displayed on a free standing
          ----------
staff outside the building in a location as noted in Appendix A.

          No Political signage shall be erected on the exterior, common area, or windows facing the common area of the building.

     16.  Improvements and Alterations: Tenant shall be free to make
          ----------------------------
alterations, redecorations, or improvements in and to the Leased Premises only after written approval by Landlord. All alterations, decorations, additions, or improvements in or to the storeroom made by either party shall remain upon and be surrendered with the Leased Premises as a part thereof at the end of the term hereof without disturbance, molestation, or injury; provided, however, that if Tenant is not in default in the performance of any of its obligations under this Lease, Tenant shall have the right to remove, at Tenant's expense, prior to the expiration or termination of the term of this Lease, all decorations, signs, tables, computers, chairs, sinks, refrigeration equipment (refrigerators, ice chests, freezers, etc.), cooking equipment (ranges, hot pots, steam units, infrared units, etc.). Decorations to be removed by Tenant on vacation of lease space include, but are not limited to: the Mobil Flying Red Horse, any prints such as those by Frederic Remington, the RADSUE neon sign any stained glass or other artifacts, signs, equipment, inventory or decorations as the Tenant from time to time may place in the leased premises. If such property of Tenant is not removed by Tenant prior to the expiration or termination of this Lease, the same shall become the property of Landlord and shall be surrendered with the Leased Premises as a part thereof, unless prior written permission is received, from the Landlord, stating that Tenant's property may remain for a specified time. None of the above shall affect the structural safety of the building and must be in accordance with all building and safety codes whether they be federal, state, county or municipal laws, ordinances, rules, regulations, or orders of any duly constituted authority, present or future, which affect the Tenant's leased area. Landlord will not be liable for any labor or materials furnished Tenant upon its order and no lien therefore shall attach to or affect the interest of the Landlord in and to the leased premises

     16A. Tenant shall have the right of first refusal to lease the adjacent space just south of his leased space as noted on Appendix A.

     17.  Repairs By Landlord: Landlord will keep and maintain all exterior and
          -------------------
structural parts of the leased premises in good safe condition and in good order and repair.

     18.  Landlord Not Liable For Damages: The Landlord shall not be liable for
          -------------------------------
any damage or injury to any person or property caused by or resulting from faulty sprinkler, steam, electricity, gas, water, rain, ice or snow, of any leak or flow from or into any part of the leased premises or the Center area of which the same is a part, or from any damage or injury resulting or arising from any other cause or happening whatsoever, unless notwithstanding any other provision hereof, Landlord shall not be liable to Tenant or any insurance company insuring Tenant for any loss or damage to Tenant's merchandise or property within the leased premises which was or could have been covered by fire and extended coverage or boiler or sprinkler damage insurance, even though such loss or damage may have been occassioned by the negligence of Landlord, its agents or employees.

     19.  Maintenance Of Common Facilities: Landlord will provide adequate
          --------------------------------
lighting, during business hours, for the Center, and connecting corridors, walkways and other appropriate common facilities within the Center, and keep and maintain the same in good, safe condition, sightly in appearance, free of obstructions and in good order and repair.

     20.  Landlord's Right To Enter: Tenant shall permit Landlord to erect, use
          -------------------------
and maintain pipes and conduits in and through the leased premises. Landlord, its agents or representatives, shall have the right to enter leased premises at reasonable times to examine the same or show them to prospective purchasers or tenants or to effect repairs. Tenant shall permit, during the six months next preceding expiration of its lease term, signs or notices indicating that premises are for lease or sale, to be posted and remain on leased premises.

     21.  Insolvency or Bankruptcy of Tenant: In the event Tenant makes an
          ----------------------------------
assignment for the benefit of creditors, or a receiver of Tenant's assets is appointed, or Tenant files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Tenant and the same is not discharged within sixty
(60) days, or Tenant is adjudicated as bankrupt, Landlord shall have the option of terminating this Lease by sending written notice, being given by Landlord to Tenant, the term of this Lease shall, at the option of Landlord, end, and Landlord shall be entitled to immediate possession of the Leased Premises.

     22.  Condemnation.  If the Leased Premises be taken under the power of
          ------------
eminent domain, this lease shall terminate upon the effective date thereof. If a portion of the Leased Premises, or a portion of the building of which the Leased Premises are a part, or if twenty (20%) percent or more of the remainder of the Center be taken under the power of eminent domain, the Landlord and Tenant shall each have the right to terminate this Lease on notice to the other within thirty (30) days after the date of such taking. If the lease be continued, the Landlord shall immediately proceed to restoring the remaining portion of the Leased Premises or to enter to the extent necessary or possible to render the premises reasonably suited for its intended purpose; and the rental shall be reasonably apportioned. If the lease shall be terminated, the rental shall be adjusted as of the time of termination, and the Tenant shall have no claim against Landlord for the value of the unexpired portion of the lease term. The Tenant shall not be entitled to any part of the condemnation award, except that Tenant's right to compensation, if any, for its fixtures or personal property shall not be affected thereby.

     23.  Fire or Other Casualty, If the Leased Premises be damaged by fire or
          ----------------------
other casualty without fault or negligence on the part of Tenant, its employees or invitees, Landlord, unless it shall elect otherwise as hereinafter provided, shall promptly repair the same. If Leased

Premises be damaged by fire or other casualty to such an extent as to render the premises untenantable, or if substantial damage from fire or other casualty shall occur within the last five (5) years of lease term or if the Leased Premises should be damaged to such an extent that the cost of restoration would exceed sixty (60%) percent of the amount it would have cost to restore the Leased Premises in their entirety at the time of such damage, Landlord or Tenant, if such damage is not the result of an act or negligence of the Tenant, may elect, within thirty (30) days after the damage shall occur, to terminate the lease, but if the Landlord elects to repair the Leased Premises, the rent shall abate until the premises are restored to a tenantable condition, except that there shall be no abatement of rent if damages be caused by act or negligence of tenant, its employees or invitees.

     24.  Default: Abandonment of Leased Premises, a default of ten (10) days in
          -------
payment of rent, a breach of any of the covenants or conditions of this lease continuing for more than five (5) days after notice thereof from Landlord, death, dissolution or commencement of any proceedings to dissolve Tenant, termination of existence, insolvency, business failure, appointment of a Receiver, assignment for benefit of creditors of all or any part of the property of Tenant, or commencement of any proceedings under any bankruptcy or insolvency law by or against Tenant, shall be deemed a default by Tenant under this Lease. No failure on the part of Landlord to enforce any covenant or provision herein, nor the waiver of any right hereunder by Landlord shall discharge or invalidate such covenant or provisions or any other covenant, condition, or provision hereof, or affect the right of Landlord to enforce the same in event of a subsequent breach of default.

     25.  Remedies on Default: In the event of default by Tenant, Landlord, may
          -------------------
at it's option, without notice to Tenant, terminate this lease and reenter the Leased Premises and again have, possess and enjoy the same as of its former estate, but no such reentry shall be deemed an acceptance of a surrender of this lease. In the event of reentry for default, Landlord may, at it's option, relet the leased premises or any part thereof, as agent for Tenant, or any sum which it may deem reasonable, but Landlord shall not be under any obligation to relet the premises for any purpose other than that specified in this Lease. In event of termination for default,

          Tenant shall remain liable for all its obligations under this lease, and for such loss and damages as Landlord may sustain as a result of Tenant's breach hereof.

     26.  Landlord May Cure Tenant's Default: In event of any breach of any
          ----------------------------------
covenant, condition or provision of this lease by Tenant, Landlord may, after reasonable notice to Tenant, cure such breach for the account and at the expense of the Tenant. Tenant shall promptly reimburse Landlord for any expenses, including reasonable attorney's fee, it may incur as a result of any breach hereof by Tenant.

     27.  Other Instruments: Tenant agrees to execute all such other and
          -----------------
additional instruments or letters as Landlord may consider necessary or appropriate hereto, including, but not limited to, confirmation of completion date, confirmation of beginning date of lease terms, memorandum of lease for recordations, and instruments necessary to effect subordination of this lease.

     28.  Quiet Enjoyment: Landlord expressly covenants for the Tenant's quiet
          ---------------
enjoyment of its term.

     29.  Tenant Holding Over: If Tenant continues to occupy the Leased Premises
          -------------------
after expiration of its lease term, and Landlord elects to accept rent thereafter, a tenancy from month to month, upon the same terms and conditions, including rental, terminable by either party in not less than one month's notice, shall be created.

     30.  Rights and Duties On Renewal: All rights and duties for Landlord and
          ----------------------------
Tenant during the term of this lease shall continue during any renewal or extension hereof.

     31.  Notices And Payments: Any notice which, under the terms of this lease,
          --------------------
or any applicable statute, may or must be given by or to the parties hereto, shall be in writing and may be given by mailing the same by registered or certified mail addressed to the other party at the address set forth in the caption hereof, or at such other address as the party may designate from time to time by notice given in the same manner.

     32. This lease shall be governed by, construed and enforced in accordance with the laws of the State of Virginia.

     33. This lease contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties.

          WITNESS the following signatures and seals the date hereof:

ATTEST:                                 LANDLORD


____________________________            _____________________________

                                        BY___________________________

ATTEST:                                 TENANT

____________________________            _____________________________
                                        Radford Thomas

____________________________            _____________________________
                                        Sue S. Thomas